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                                  Exhibit 10.1

                         WALLACE COMPUTER SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                                 AMENDMENT NO. 7


     This Amendatory Agreement adopted as of the first day of January, 1997, by Wallace Computer Services, Inc., a Delaware corporation (hereinafter referred to as the "Company"), having its principal place of business in Lisle, Illinois.

                              W I T N E S S E T H:

     WHEREAS, the Plan permits the Company to amend the Plan subject to the terms and conditions therein specified;

     WHEREAS, the Board of Directors ("Directors") of the Company by action taken as of November 6, 1996, authorized the amendments hereinafter set forth;

     WHEREAS, the Directors have determined that the amendments set forth in paragraphs 2 and 4 below require prior approval by the Stockholders of the Company pursuant to Section 17 of the Plan, and shall submit said amendments to the Stockholders at their next scheduled meeting;

     1. Section 3(a) of the Plan shall be and hereby is amended to read as follows:

                    (a) Any person who (i) qualifies as an Employee as of the commencement date of an Offering and (ii) has completed thirty-one (31) days of continuous employment with the Company or any Subsidiary shall be eligible to participate in such Offering, subject to the limitations imposed by Section 423(b) of the Code.

     Effective as of January 1, 1998, subject to the approval thereby by the Stockholders of the Company, Section 4 of the Plan shall be and hereby is amended to reflect Arabic Offering Numbers and to add the following offering periods:

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OFFERING       COMMENCEMENT             TERMINATION
NUMBER         DATE                     DATE

 47            January 1, 1998          June 30, 1998
 48            July 1, 1998             December 31, 1998
 49            January 1, 1999          June 30, 1999
 50            July 1, 1999             December 31, 1999
 51            January 1, 2000          June 30, 2000
 52            July 1, 2000             December 31, 2000
 53            January 1, 2001          June 30, 2001
 54            July 1, 2001             December 31, 2001
 55            January 1, 2002          June 30, 2002
 56            July 1, 2002             December 31, 2002
 57            January 1, 2003          June 30, 2003
 58            July 1, 2003             December 31, 2003
 59            January 1, 2004          June 30, 2004
 60            July 1,  2004            December 31, 2004

     3. Section 5 of the Plan shall be and hereby is amended to read as follows:

          5.   PARTICIPATION.

                    (a) An eligible Employee may elect to become a Participant in the Plan by completing an authorization for payroll deduction on the form provided by the Company and filing it with the payroll office at least seven (7) days prior to the applicable Offering Commencement Date.

                    (b) Payroll deductions for a Participant shall commence on the payroll date on or next succeeding the effective date specified in his authorization ("Effective Date"), which shall not be earlier than the first offering Commencement Date following the thirty-first day of continuous employment of the Participant with the Company or any Subsidiary; and shall, continue until terminated as provided in Paragraph 10 herein.

     4. Sections 7 and 8 shall be and hereby are amended to delete the word "full" wherever it appears before the word "shares".

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     5.   Section 9 of the Plan shall be and hereby is amended to read as follows:

               9.   Delivery.

                    As promptly as practicable after the termination date of
               each Offering, the Company will deliver to each Participant the Stock purchased upon the exercise of his or her Option in full shares only. The Company shall refund, without interest, the balance of any payroll deductions credited to his account during such Offering which were not used for the purchase of Stock.

                    A Participant may elect to have his or her shares of Stock credited to a Company approved brokerage account in the name of such Participant instead of receiving certificates. For any Offering in which the Participant has elected to have his or her Stock deposited in such brokerage account, the Company will deposit shares representing the number of shares purchased upon the exercise of the Option, which may include fractional shares, as promptly as possible after each Offering. The Company will advise each Participant as to the number of shares of Stock deposited.

     6. Effective as of January 1, 1998, subject to the approval by the Stockholders of the Company, the first sentence of Section 11(a) of the Plan shall be and is hereby amended to read as follows:

               (a) The aggregate number of shares of Stock of the Company which may be issued pursuant to options granted under this Plan shall be 6,700,000 shares.

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     7.   The Plan shall be amended, wherever appropriate, to:

                    (a) define the term "Code" to refer to the "Internal Revenue Code of 1986, as amended"; and

                    (b)  reflect the renumbering of Section 425 of the Code as
     Section 424 thereof.

     8. Section 12(a) of the Plan shall be and hereby is amended to read as follows:

          12.  ADMINISTRATION

               (a) The Compensation Committee of the Company's Board of Directors shall be the Compensation Committee ("Committee") under this Plan and shall have the power and authority granted to the Committee in this and other paragraphs of this Plan; provided, however, that the Board shall have the right to exercise any and all such power and authority and to perform each and every function of the Committee whenever the Board, in its sole discretion, deems it necessary or advisable to do so. The Committee may designate an Administrator, who need not be a Director of the Company.

     9. The amended provisions of the Plan contained above shall be set forth in a Plan Restatement deemed to include all Plan Amendments through and including this Amendment No. 7.

     10. Except as otherwise set forth, this Amendment shall become effective as of January 1, 1997, upon the condition that said amendment will not adversely affect the previous rulings issued by the U.S. Treasury Department with respect to the status of the Plan.

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     IN WITNESS WHEREOF, the Company has caused those presents to be executed in its name by its proper officers and its duly attested corporate seal to be hereunto affixed pursuant to authority granted by its Board of Directors.

                              WALLACE COMPUTER SERVICES, INC.



                              BY:  /s/ Robert J. Cronin
                                   ------------------------------
                                    Its President


ATTEST:

/s/ Michael T. Laudizio
--------------------------------
Secretary